Exhibit 99.1

             MOLECULAR DEVICES REPORTS RECORD REVENUES AND EARNINGS
                           FOR SECOND QUARTER OF 2005

     SUNNYVALE, Calif., July 26 /PRNewswire-FirstCall/ -- Molecular Devices Corporation (Nasdaq: MDCC) today announced record revenues and earnings for the quarter ended June 30, 2005.

     Revenues for the quarter were a record $44.5 million, or an increase of 38% compared to the same period last year. Operating income for the second quarter of 2005 was $6.0 million, or an increase of 59% compared to the same period last year. Fully diluted earnings per share for the second quarter of 2005 were $0.22, or an increase of 29% compared with the same period last year.

     "We are encouraged by our second quarter results, as we saw organic growth in both our life sciences and drug discovery product families," stated Joseph D. Keegan, Ph.D., Molecular Devices' President and Chief Executive Officer. "In life sciences, we continued to see strong demand for our SpectraMax(R) M5 bench-top reader. In drug discovery, we saw excellent growth in both our high-content cellular imaging and our high-throughput electrophysiology product lines. Finally, we continue to believe that our life sciences and drug discovery markets will remain stable in the near-term."

     The Company also established guidance for the third quarter of 2005 and updated its guidance for the full year 2005. For the third quarter of 2005, the Company anticipates revenues of $44 to $46 million and fully diluted GAAP earnings per share of $0.22 to $0.24. For the full year 2005, the Company anticipates revenues of $181 to $185 million and fully diluted earnings per share of $0.92 to $0.96.

     Conference Call Information
     An earnings announcement conference call is scheduled for Wednesday, July 27, 2005 at 8:00 a.m. PDT (11:00 a.m. EDT). Interested parties can participate in the call by dialing 877-704-5385 (domestic) or 913-312-1303 (international). Replay dial-in numbers are 888-203-1112 (domestic) and 719-457-0820 (international), and the access code for the replay is 8417181.

     Investors can also access a live web-cast of the call through a link posted on the investor page on Molecular Devices' website (www.moleculardevices.com). A replay of the web-cast will be available at this location from July 27, 2005 to such time as the company reports its financial results for the third quarter of 2005.

     About Molecular Devices Corporation
     Molecular Devices Corporation is a leading supplier of high-performance bioanalytical measurement systems that accelerate and improve drug discovery and other life sciences research. The Company's systems and consumables enable pharmaceutical and biotechnology companies to leverage advances in genomics, proteomics and parallel chemistry to facilitate the high-throughput and cost-effective identification and evaluation of drug candidates. The Company's solutions are based on its advanced core technologies that integrate its expertise in engineering, molecular and cell biology and chemistry. Molecular Devices enables its customers to improve research productivity and effectiveness, which ultimately accelerates the complex process of discovering and developing new drugs.

     This press release contains "forward-looking" statements, including statements related to future revenues and earnings. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Molecular Devices Corporation to differ materially from those indicated by these forward-looking statements, including, among others, risks related to variations in the amount of time that it takes for the Company to sell its products and collect accounts receivable, the timing of customer orders and the Company's dependence on orders that are shipped in the same quarter, which gives the Company limited visibility of future product shipments, risks related to increased competition, risks associated with the Company's need to develop new and enhanced products and other risks detailed from time to time in the Company's SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. Molecular Devices Corporation does not undertake any obligation to update forward-looking statements.

                          MOLECULAR DEVICES CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)

                                          Three Months Ended            Six Months Ended
                                                June 30,                    June 30,
                                      -------------------------   -------------------------
                                         2005           2004          2005          2004
                                      -----------   -----------   -----------   -----------
                                             (unaudited)                 (unaudited)
REVENUES                              $    44,537   $    32,205   $    83,602   $    59,542

COST OF REVENUES                           17,600        12,075        32,647        22,318

GROSS PROFIT                               26,937        20,130        50,955        37,224

OPERATING EXPENSES:
  Research and development                  6,309         4,709        12,535         8,726
  Selling, general and
   administrative                          14,593        11,616        28,907        22,536

    Total operating expenses               20,902        16,325        41,442        31,262

INCOME FROM OPERATIONS                      6,035         3,805         9,513         5,962
Interest and other income
 (expense), net                               (62)           49           (26)           85

INCOME BEFORE TAXES                         5,973         3,854         9,487         6,047
Income tax provision                       (2,270)       (1,349)       (3,605)       (2,113)

NET INCOME                            $     3,703   $     2,505   $     5,882   $     3,934

BASIC NET INCOME PER SHARE            $      0.22   $      0.18   $      0.35   $      0.27

DILUTED NET INCOME PER SHARE          $      0.22   $      0.17   $      0.34   $      0.27

SHARES USED IN COMPUTING BASIC
 NET INCOME PER SHARE                      16,872        14,246        16,989        14,414

SHARES USED IN COMPUTING DILUTED
 NET INCOME PER SHARE                      17,135        14,394        17,261        14,588

                          MOLECULAR DEVICES CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                               June 30,     December 31,
                                                 2005          2004
                                              -----------   ------------
ASSETS                                               (unaudited)
  Current assets:
    Cash and cash equivalents                 $    12,465   $     30,175
    Accounts receivable, net                       35,061         36,995
    Inventories, net                               24,837         25,785
    Deferred tax assets                             8,438          9,654
    Prepaids and other current assets               2,736          2,780
      Total current assets                         83,537        105,389

  Equipment and leasehold improvements, net        10,790         11,762
  Other assets                                    148,000        138,078
                                              $   242,327   $    255,229

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
    Accounts payable                          $     6,924   $      7,085
    Accrued liabilities                            23,775         30,748
      Total current liabilities                    30,699         37,833

  Long-term liabilities:
    Other long-term liabilities                     1,128          1,452
    Deferred tax liabilities                        5,251          5,324
      Total long-term liabilities                   6,379          6,776

Stockholders' equity                              205,249        210,620

                                              $   242,327   $    255,229

SOURCE  Molecular Devices Corporation
CONTACT: Tim Harkness of Molecular Devices Corporation, +1-408-747-3533/ Web site: http://www.moleculardevices.com /